Exhibit 99.1
NeoGenomics Reports Full Year Revenue of $484 Million and
$126 Million for the Fourth Quarter of 2021

Recent Highlights:
•Full year 2021 consolidated revenue increased 9% year-over-year; excluding COVID-19 PCR testing revenue, consolidated revenue increased 16%
•Fourth quarter consolidated revenue was flat year-over-year; excluding COVID-19 PCR testing revenue, consolidated revenue increased 7%
•Inivata Limited, a wholly owned subsidiary of NeoGenomics (“Inivata”), received the CE mark for its RaDaR™ assay in January 2022 for the detection of molecular residual disease and recurrence and submitted to the MolDX program in the United States for the reimbursement of RaDaR™ for clinical testing
Ft. Myers, Florida, (February 23, 2022) - NeoGenomics, Inc. (Nasdaq: NEO) (the “Company”), a leading provider of cancer-focused genetic testing services and global oncology contract research services, today announced fourth quarter and full year 2021 results for the period ended December 31, 2021.
“2021 was an eventful year for NeoGenomics as our team successfully navigated a constantly changing environment and took important steps in executing our growth strategy. In 2021, our labs processed almost 1.1 million clinical tests, generated revenue from over 1,000 pharma projects and ended the year with $484 million in consolidated revenue representing 16% year over year growth excluding COVID-19 PCR testing revenue. These are strong results given the extraordinary environment,” said Mark Mallon, CEO of NeoGenomics.
“I am proud of the resolve our laboratory, operations, and client service employees showed in 2021 providing excellent care for cancer patients often under very difficult circumstances. During the year we also executed on two highly strategic acquisitions in Inivata and Trapelo Health that we believe will boost our growth in the years ahead.
We are incredibly excited about our market position and the progress we are making across our businesses toward becoming the world’s leading cancer testing and information company. The attributes that have made NeoGenomics successful in the past remain and we’ve added new differentiating capabilities that we expect will strengthen our competitive position.”
Fourth Quarter Results
Consolidated revenue for the fourth quarter of 2021 of $126 million was flat compared to the fourth quarter of 2020. Excluding COVID-19 PCR testing, consolidated revenue increased year-over-year by 7%. Clinical Services revenue was $104 million, a decrease of approximately 3% compared to the fourth quarter of 2020. Excluding COVID-19 PCR testing, Clinical Services revenue increased year-over-year by 6%. Clinical testing(1) volumes increased by 2% year-over-year. Average revenue per clinical test (“revenue per test”) increased by 4% to $383 year-over-year. Pharma Services revenue increased by 13% to $22 million compared to the fourth quarter of 2020.
Consolidated gross profit for the fourth quarter of 2021 was $45.3 million, a decrease of 21.2%, compared to the fourth quarter of 2020. This decrease was the result of the termination of COVID-19 PCR testing, amortization of acquired Inivata developed technology intangibles and higher payroll and payroll-related costs. Consolidated gross profit margin, including amortization of acquired Inivata developed technology intangible assets of $4.9 million, was 36.0%. Adjusted Gross Profit Margin(2), excluding amortization of acquired Inivata developed technology intangible assets, was 39.9%.
Operating expenses increased by $35 million, or 67%, compared to the fourth quarter of 2020, and included significant operating expenses for the Inivata and Trapelo Health subsidiaries acquired in 2021. Operating expenses in the fourth quarter of 2021 also included legal expenses for the previously disclosed regulatory matter, higher commissions, higher non-cash stock-based compensation expenses, and payroll and payroll-related costs to support the Company’s strategic growth initiatives, including Informatics and Pharma.
Net loss for the fourth quarter of 2021 was $42 million compared to net income of $15 million in the fourth quarter of 2020.
Adjusted EBITDA(2) was negative $10 million compared to $18 million in the fourth quarter of 2020. Adjusted net loss(2) was $17 million compared to adjusted net income of $17 million in the fourth quarter of 2020.
Cash and cash equivalents and marketable securities totaled $515 million at quarter end. Days sales outstanding (“DSO”) was 82 days at the end of the fourth quarter of 2021.
Full Year Results
Consolidated revenue for 2021 was $484 million, an increase of 9% over 2020. Excluding COVID-19 PCR testing, consolidated revenue increased by 16%. This increase was primarily driven by an increase in clinical testing volumes and growth in our Pharma Services segment, primarily due to an increase in revenue related to research studies and informatics. Net loss for 2021 was $8 million compared to net income of $4 million in 2020. Adjusted EBITDA(2) for 2021 was negative $4 million compared to $35 million in 2020. Adjusted net loss(2) for 2021 was $33 million compared to adjusted net income of $17 million in 2020.
Operational Updates
In January 2022, Inivata received the CE mark for its RaDaR™ assay for the detection of molecular residual disease and recurrence, having met the requirements of the European In-Vitro Diagnostics Directive (98/79/EC). In addition, Inivata submitted to the MolDX program in the United States for the reimbursement of RaDaR™ for clinical testing. These achievements support the commercialization of RaDaR™ in a clinical setting, both in collaboration with biopharma partners and other collaborators, as well as Inivata’s own clinical development program.
In February 2022, Inivata announced clinical validation data for its RaDaR™ liquid biopsy test in head and neck squamous cell carcinoma. The data from the Liquid BIOpsy for MiNimal RESidual DiSease Detection in Head and Neck Squamous Cell Carcinoma (“LIONESS”) study have been published in the British Journal of Cancer. The study was in collaboration with the Department of Otorhinolaryngology, Head and Neck Surgery (“ORL-HNS”), LMU Klinikum, and Institute of Pathology, Faculty of Medicine, LMU Munich.
In January 2022, the COVID-19 Omicron variant had a noticeable impact on our Clinical volumes; however, we have seen encouraging signs of recovery in February.
2022 Financial Guidance
The Company also issued 2022 guidance(3) today (in millions).

Guidance
Consolidated revenue	$530 - $550
Net loss	$(133) - $(118)
Adjusted EBITDA	$(40) - $(25)
_________________
(1) Clinical testing exclude requisitions, tests, revenue and costs of revenue for Pharma Services and COVID-19 PCR tests.
(2) The Company has provided adjusted financial information that has not been prepared in accordance with GAAP, including Adjusted EBITDA, Adjusted Gross Profit Margin, Adjusted Net (Loss) Income, and Adjusted Diluted EPS. Each of these measures is defined in the section of this report entitled “Use of Non-GAAP Financial Measures.” See also the tables reconciling such measures to their closest GAAP equivalent.
(3) The Company reserves the right to adjust this guidance at any time based on the ongoing execution of its business plan. Current and prospective investors are encouraged to perform their own due diligence before buying or selling any of the Company’s securities, and are reminded that the foregoing estimates should not be construed as a guarantee of future performance.
Conference Call
2

The Company has scheduled a webcast and conference call to discuss its fourth quarter and full year 2021 results on Wednesday, February 23, 2022 at 8:30 AM EDT. Interested investors should dial (888) 506-0062 (domestic) and (973) 528-0011 (international) at least five minutes prior to the call. The participant access code provided for this call is 501963. A replay of the conference call will be available until 8:30 AM EDT on March 9, 2022, and can be accessed by dialing (877) 481-4010 (domestic) and (919) 882-2331 (international). The playback conference ID number is 44519. The webcast may be accessed under the Investor Relations section of our website at www.neogenomics.com. An archive of the webcast will be available until 8:30 AM EDT on February 23, 2023.
About NeoGenomics, Inc.
NeoGenomics, Inc. specializes in cancer genetics testing and information services, providing one of the most comprehensive oncology-focused testing menus in the world for physicians to help them diagnose and treat cancer. The Company’s Pharma Services Division serves pharmaceutical clients in clinical trials and drug development.
NeoGenomics is committed to connecting patients with life altering therapies and trials. We believe that, together, with our partners, we can help patients with cancer today and the next person diagnosed tomorrow. In carrying out these commitments, NeoGenomics seeks to adhere to all relevant data protection laws, provides transparency and choice to patients regarding the handling and use of their data through our Notice of Privacy Practices, and has invested in leading technologies to help ensure the data we maintain is secured at all times.
Headquartered in Fort Myers, FL, NeoGenomics operates CAP accredited and CLIA certified laboratories in Fort Myers and Tampa, Florida; Aliso Viejo, Carlsbad and San Diego, California; Research Triangle Park, North Carolina; Houston, Texas; Atlanta, Georgia; Nashville, Tennessee; and Phoenix, Arizona; and CAP accredited laboratories in Cambridge, United Kingdom; Rolle, Switzerland; and Singapore. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, pharmaceutical firms, integrated service delivery networks, and managed care organizations throughout the United States, and pharmaceutical firms in Europe and Asia. We routinely post information that may be important to our investors on our website at www.neogenomics.com.
Forward Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” expect,” plan,” “could,” “would,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project, “guidance,” “plan,” “potential” and other words of similar meaning, although not all forward-looking statements include these words. These forward-looking statements address various matters, including the Company’s 2022 financial outlook. Each forward-looking statement contained in this press release is subject to a number of risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, the result of the Company’s ability to continue gaining new customers, respond to the effects of the COVID-19 outbreak, offer new types of tests, integrate its acquisitions and otherwise implement its business plan, and the risks identified under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 25, 2021 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2021, filed with the SEC on November 4, 2021, as well as the other information we filed with the SEC.
We caution investors not to place undue reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document (unless another date is indicated), and we undertake no obligation to update or revise any of these statements. Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.
For further information, please contact:
NeoGenomics, Inc.
Doug Brown
Chief Strategy and Corporate Development Officer

T: 239.768.0600 x2539
M: 704.236.2064
doug.brown@neogenomics.com
Charlie Eidson
Director, Investor Relations and Corporate Development
T: 239.768.0600 x2726
M: 952.221.8816
charlie.eidson@neogenomics.com

NeoGenomics, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	As of December 31,
	2021	2020
ASSETS
Current Assets
Cash and cash equivalents	$316,827	$228,713
Marketable securities, at fair value	198,563	67,546
Accounts receivable, net	112,130	106,843
Inventories	23,395	29,526
Prepaid assets	12,354	11,547
Assets held for sale	10,050	—
Other current assets	8,189	4,555
Total current assets	681,508	448,730
Property and equipment (net of accumulated depreciation of $109,952 and $92,895, respectively)	109,465	85,873
Operating lease right-of-use assets	102,197	45,786
Intangible assets, net	442,325	120,653
Goodwill	527,115	211,083
Restricted cash	—	21,919
Investment in non-consolidated affiliate	—	29,555
Prepaid lease asset	—	20,229
Other assets	7,168	4,503
Total non-current assets	1,188,270	539,601
Total assets	$1,869,778	$988,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and other current liabilities	$79,213	$65,375
Current portion of equipment financing obligations	1,135	2,841
Current portion of operating lease liabilities	6,884	4,967
Total current liabilities	87,232	73,183
Long-term liabilities
Convertible senior notes, net	532,483	168,120
Operating lease liabilities	72,289	42,296
Deferred income tax liabilities, net	55,475	5,415
Other long-term liabilities	14,022	5,023
Total long-term liabilities	674,269	220,854
Total liabilities	761,501	294,037
Stockholders’ equity
Total stockholders’ equity	1,108,277	694,294
Total liabilities and stockholders’ equity	$1,869,778	$988,331

 NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
NET REVENUE
Clinical Services	$104,053	$106,738	$404,172	$382,337
Pharma Services	21,679	19,259	80,157	62,111
Total net revenue	125,732	125,997	484,329	444,448

COST OF REVENUE	80,475	68,544	297,269	258,555

GROSS PROFIT	45,257	57,453	187,060	185,893
Operating expenses:
General and administrative	62,394	36,709	221,347	143,794
Research and development	8,513	2,100	21,873	8,229
Sales and marketing	15,917	13,105	62,594	47,862
Total operating expenses	86,824	51,914	305,814	199,885
(LOSS) INCOME FROM OPERATIONS	(41,567)	5,539	(118,754)	(13,992)
Interest expense, net	1,707	2,194	5,082	7,019
Other expense (income), net	930	(267)	499	(7,906)
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(3,955)	(109,260)	(3,955)
Loss on extinguishment of debt	—	—	—	1,400
Loss on termination of cash flow hedge	—	—	—	3,506
(Loss) income before taxes	(44,204)	7,567	(15,075)	(14,056)
Income tax benefit	(2,445)	(7,850)	(6,728)	(18,228)
NET (LOSS) INCOME	$(41,759)	$15,417	$(8,347)	$4,172

NET (LOSS) INCOME PER SHARE
Basic	$(0.34)	$0.14	$(0.07)	$0.04
Diluted	$(0.34)	$0.13	$(0.07)	$0.04

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	123,082	111,200	119,962	108,579
Diluted	123,082	114,236	119,962	111,794

NeoGenomics, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Years Ended December 31,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(8,347)	$4,172
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	30,192	25,904
Amortization of intangibles	23,160	9,817
Non-cash stock-based compensation	22,458	10,212
Non-cash operating lease expense	8,716	6,168
Gain on investment in and loan receivable from non-consolidated affiliate, net	(109,260)	(3,955)
Amortization of convertible debt discount and debt issue costs	2,741	4,523
Loss on debt extinguishment	—	1,400
Loss on termination of cash flow hedge	—	3,506
Write off of COVID-19 PCR testing inventory and equipment	6,061	—
Other non-cash items	2,156	1,460
Changes in assets and liabilities, net:	(4,600)	(61,747)
Net cash (used in) provided by operating activities	$(26,723)	$1,460
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable securities	(196,791)	(73,101)
Proceeds from sales and maturities of marketable securities	62,970	5,356
Purchases of property and equipment	(64,142)	(29,096)
Business acquisitions, net of cash acquired	(419,404)	(37,000)
Loan receivable from non-consolidated affiliate	(15,000)	—
Investment in non-consolidated affiliate	—	(25,600)
Net cash used in investing activities	$(632,367)	$(159,441)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of equipment financing obligations	(3,047)	(5,615)
Repayment of term loan	—	(97,540)
Cash flow hedge termination	—	(3,317)
Issuance of common stock, net	15,080	20,310
Proceeds from issuance of convertible debt, net of issuance costs	334,410	194,466
Premiums paid for capped call transactions	(29,291)	—
Proceeds from equity offering, net of issuance costs	408,133	127,293
Net cash provided by financing activities	$725,285	$235,597
Net change in cash and cash equivalents	$66,195	$77,616

Cash and cash equivalents, beginning of year	250,632	173,016
Cash, cash equivalents and restricted cash, end of year	$316,827	$250,632

Reconciliation of cash, cash equivalents and restricted cash to the Condensed Consolidated Balance Sheets:
Cash and cash equivalents	$316,827	$228,713
Restricted cash	—	21,919
Total cash, cash equivalents and restricted cash	$316,827	$250,632

Use of Non-GAAP Financial Measures
In order to provide greater transparency regarding our operating performance, the financial results and financial guidance in this press release refer to certain non-GAAP financial measures that involve adjustments to GAAP results. Non-GAAP financial measures exclude certain income and/or expense items that management believes are not directly attributable to the Company’s core operating results and/or certain items that are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. Management believes that the presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors by facilitating the analysis of the Company’s core, test-level operating results across reporting periods and when comparing those same results to those published by our peers. These non-GAAP financial measures may also assist investors in evaluating future prospects. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the business. These non-GAAP financial measures do not replace the presentation of financial information in accordance with U.S. GAAP financial results, should not be considered measures of liquidity, and are unlikely to be comparable to non-GAAP financial measures provided by other companies.
Definitions of Non-GAAP Measures
Non-GAAP Adjusted EBITDA
“Adjusted EBITDA” is defined by NeoGenomics as net (loss) income from continuing operations before: (i) interest expense, (ii) tax (benefit) or expense, (iii) depreciation and amortization expense, (iv) non-cash stock-based compensation expense, and, if applicable in a reporting period, (v) acquisition and integration related expenses, (vi) write-off of COVID-19 PCR testing inventory and equipment, (vii) new headquarters moving expenses, (viii) gain on investment in and loan receivable from non-consolidated affiliate, net, (x) loss contingency for regulatory matter, (xi) loss on extinguishment of debt, and (xii) other significant or non-operating (income) or expenses, net.
Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
“Adjusted cost of revenue” is defined by NeoGenomics as cost of revenue before: (i) amortization expense of acquired Inivata developed technology intangible assets, and (ii) the write-off of COVID-19 PCR testing inventory equipment.
“Adjusted gross profit” is defined by NeoGenomics as total revenue less adjusted cost of revenue.
“Adjusted gross profit margin” is defined by NeoGenomics as adjusted cost of revenue divided by total revenue.
Non-GAAP Adjusted Net (Loss) Income
“Adjusted net (loss) income” is defined by NeoGenomics as net (loss) income from continuing operations plus: (i) non-cash amortization of intangible assets, (ii) non-cash stock-based compensation expense, and, if applicable in a reporting period, (iii) acquisition and integration related expenses, (iv) write-off of COVID-19 PCR testing inventory equipment, (v) new headquarters moving expenses, (vi) gain on investment in and loan receivable from non-consolidated affiliate, net, (vii) loss contingency for regulatory matter, (viii) loss on extinguishment of debt, and (ix) other significant or non-operating (income) or expenses. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method unless the effect of this adjustment on both the adjusted net (loss) income and weighted average diluted common shares outstanding would be anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted net (loss) income will also be adjusted to reverse any recognized interest expense (including any amortization of discounts) on the convertible notes using the if-converted method.
Non-GAAP Adjusted Diluted EPS
“Adjusted diluted EPS” is defined by NeoGenomics as adjusted net (loss) income divided by adjusted diluted shares outstanding. If GAAP net (loss) income is negative and adjusted net (loss) income is positive, adjusted diluted shares outstanding will also include any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive. If GAAP net (loss) income is positive and adjusted net (loss) income is negative, adjusted diluted shares outstanding will exclude any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of GAAP Net (Loss) Income to Non-GAAP EBITDA and Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net (loss) income (GAAP)	$(41,759)	$15,417	$(8,347)	$4,172
Adjustments to net (loss) income:
Interest expense, net	1,707	2,194	5,082	7,019
Income tax benefit	(2,445)	(7,850)	(6,728)	(18,228)
Amortization of intangibles	8,477	2,430	23,160	9,817
Depreciation	8,385	7,199	30,192	25,904
EBITDA (non-GAAP)	(25,635)	19,390	43,359	28,684
Further adjustments to EBITDA:
Acquisition and integration related expenses	2,338	220	15,683	2,073
Write-off of COVID-19 PCR testing inventory and equipment	—	—	6,061	—
New headquarters moving expenses	378	—	1,521	—
Non-cash stock-based compensation expense	10,062	2,675	22,458	10,212
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(3,955)	(109,260)	(3,955)
Loss contingency for regulatory matter	700	—	11,200	—
Loss on extinguishment of debt	—	—	—	1,400
Other significant expenses (income), net(4)	2,372	(71)	4,817	(3,572)
Adjusted EBITDA (non-GAAP)	$(9,785)	$18,259	$(4,161)	$34,842
_________________
(4) Other significant expenses (income), net, includes strategic deal costs, Chief Executive Officer (“CEO”) transition costs, amounts received related to the CARES Act, cash flow hedge termination fees, debt retirement fees, and certain non-recurring items.

Reconciliation of GAAP Cost of Revenue, Gross Profit and Gross Profit Margin to Non-GAAP Adjusted Cost of Revenue, Adjusted Gross Profit and Adjusted Gross Profit Margin
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Total revenue (GAAP)	$125,732	$125,997	(0.2)%	$484,329	$444,448	9.0%

Cost of revenue (GAAP)	$80,475	$68,544	17.4%	$297,269	$258,555	15.0%
Adjustments to cost of revenue(5)	(4,853)	—		(15,706)	—
Adjusted cost of revenue (non-GAAP)	$75,622	$68,544	10.3%	$281,563	$258,555	8.9%

Gross profit (GAAP)	$45,257	$57,453	(21.2)%	$187,060	$185,893	0.6%
Adjusted gross profit (non-GAAP )	$50,110	$57,453	(12.8)%	$202,766	$185,893	9.1%

Gross profit margin (GAAP)	36.0%	45.6%		38.6%	41.8%
Adjusted gross profit margin (non-GAAP)	39.9%	45.6%		41.9%	41.8%
_________________
(5) Cost of revenue adjustments for the three months ended December 31, 2021 include $4.9 million of amortization of acquired Inivata developed technology intangible assets. Cost of revenue adjustments for the year ended December 31, 2021 include $10.4 million of amortization of acquired Inivata developed technology intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory.

Reconciliation of GAAP Net (Loss) Income to Non- GAAP Adjusted Net (Loss) Income and GAAP EPS to Non-GAAP Adjusted EPS
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2021	2020	2021	2020
Net (loss) income (GAAP)	$(41,759)	$15,417	$(8,347)	$4,172
Adjustments to net (loss) income:
Amortization of intangibles	8,477	2,430	23,160	9,817
Acquisition and integration related expenses	2,338	220	15,683	2,073
Write-off of COVID-19 PCR testing inventory and equipment	—	—	6,061	—
New headquarters moving expenses	378	—	1,521	—
Non-cash stock-based compensation expense	10,062	2,675	22,458	10,212
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(3,955)	(109,260)	(3,955)
Loss contingency for regulatory matter	700	—	11,200	—
Loss on extinguishment of debt	—	—	—	1,400
Other significant expenses (income), net(6)	2,372	(71)	4,817	(3,572)
Income tax provision impacts	—	(171)	—	(2,974)
Adjusted net (loss) income (non-GAAP)	$(17,432)	$16,545	$(32,707)	$17,173

Net (loss) income per common share (GAAP)
Diluted EPS	$(0.34)	$0.13	$(0.07)	$0.04
Adjustments to diluted (loss) income per share:
Amortization of intangibles	0.07	0.02	0.19	0.09
Acquisition and integration related expenses	0.02	—	0.13	0.02
Write-off of COVID-19 PCR testing inventory and equipment	—	—	0.05	—
New headquarters moving expenses	—	—	0.01	—
Non-cash stock-based compensation expense	0.08	0.02	0.19	0.09
Gain on investment in and loan receivable from non-consolidated affiliate, net	—	(0.03)	(0.91)	(0.04)
Loss contingency for regulatory matter	0.01	—	0.09	—
Loss on extinguishment of debt	—	—	—	0.01
Other significant expenses (income), net(6)	0.02	—	0.04	(0.03)
Income tax provision impacts	—	—	—	(0.03)
Rounding and impact of diluted shares in adjusted diluted share(7)	—	—	0.01	—
Adjusted diluted EPS (non-GAAP)	$(0.14)	$0.14	$(0.27)	$0.15

Weighted average shares used in computation of adjusted diluted EPS:
Diluted common shares (GAAP)	123,082	114,236	119,962	111,794
Dilutive effect of options, restricted stock, and converted shares(8)(9)	—	—	—	—
Adjusted diluted shares outstanding (non-GAAP)	123,082	114,236	119,962	111,794
_________________
(6) Other significant expenses (income), net, includes strategic deal costs, CEO transition costs, amounts received related to the CARES Act, cash flow hedge termination fees, debt retirement fees, and certain other non-recurring items.
(7) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive or GAAP net (loss) income is positive and adjusted net (loss) income is negative, also compensates for the effects of additional diluted shares included or excluded in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(8) In those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.
(9) In those periods in which GAAP net (loss) income is positive and adjusted net (loss) income is negative, this adjustment excludes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of common shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period.

Reconciliation of Non-GAAP Financial Guidance to Corresponding GAAP Measures
(Unaudited, in thousands, except per share amounts)
GAAP net loss in 2022 will be impacted by certain charges, including: (i) expense related to the amortization of intangible assets, and (ii) non-cash stock based compensation. These charges have been included in GAAP net loss available to stockholders and GAAP net loss per share; however, they have been removed from adjusted net loss and adjusted diluted net loss per share.
The following table reconciles the Company’s 2022 outlook for net loss and EPS to the corresponding non-GAAP measures of adjusted net loss, adjusted EBITDA, and adjusted diluted EPS:

	Year Ended December 31, 2022
	Low Range	High Range
Net loss (GAAP)	$(133,300)	$(118,300)
Amortization of intangibles	34,200	34,200
Non-cash stock-based compensation	17,600	17,600
Adjusted net loss (non-GAAP)	(81,500)	(66,500)
Interest and taxes	3,500	3,500
Depreciation	38,000	38,000
Adjusted EBITDA (non-GAAP)	$(40,000)	$(25,000)

Net loss per diluted share (GAAP)	$(1.07)	$(0.95)
Adjustments to diluted loss per share:
Amortization of intangibles	0.27	0.27
Non-cash stock-based compensation expenses	0.14	0.14
Rounding and impact of diluted shares in adjusted diluted shares(10)	0.01	0.01
Adjusted diluted EPS(11) (non-GAAP)	$(0.65)	$(0.53)

Weighted average assumed shares outstanding in 2022:
Diluted shares (GAAP)	125,000	125,000
Options, restricted stock, and converted shares not included in diluted shares(11)	—	—
Adjusted diluted shares outstanding (non-GAAP)	125,000	125,000
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(10) This adjustment is for rounding and, in those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, also compensates for the effects of additional diluted shares included in adjusted diluted shares outstanding for the treasury stock impact of outstanding stock options and restricted stock and the if-converted impact of convertible notes.
(11) For those periods in which GAAP net (loss) income is negative and adjusted net (loss) income is positive, this adjustment includes any options or restricted stock that would be outstanding as dilutive instruments using the treasury stock method and the weighted average number of shares that would be outstanding if the convertible notes were converted into common stock on the original issue date based on the number of days such shares would have been outstanding in the reporting period, until the effect of these adjustments are anti-dilutive.

Supplemental Information
Segment Revenue, Cost of Revenue, and Gross Profit
(Unaudited, dollars in thousands)

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Clinical Services:
Clinical Revenue	$104,053	$106,738	(2.5)%	$404,172	$382,337	5.7%
Cost of revenue(12)	66,002	57,242	15.3%	244,360	215,529	13.4%
Gross profit	$38,051	$49,496	(23.1)%	$159,812	$166,808	(4.2)%
Gross margin	36.6%	46.4%		39.5%	43.6%

Pharma Services:
Pharma Revenue	$21,679	$19,259	12.6%	$80,157	$62,111	29.1%
Cost of revenue(13)	14,473	11,302	28.1%	52,909	43,026	23.0%
Gross profit	$7,206	$7,957	(9.4)%	$27,248	$19,085	42.8%
Gross margin	33.2%	41.3%		34.0%	30.7%
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(12) Clinical Services cost of revenue for the three months ended December 31, 2021 includes $4.3 million of amortization of acquired Inivata developed technology intangible assets. Clinical Services cost of revenue for the year ended December 31, 2021 includes $9.2 million of amortization of acquired Inivata developed technology intangible assets and write-offs of $5.3 million for COVID-19 PCR testing inventory.
(13) Pharma Services cost of revenue for the three months ended December 31, 2021 includes $0.6 million of amortization of acquired Inivata developed technology intangible assets. Pharma Services cost of revenue for the year ended December 31, 2021 includes $1.2 million of amortization of acquired Inivata developed technology intangible assets.

Supplemental Information
Clinical(14) Requisitions Received, Tests Performed, Revenue, and Cost of Revenue
(Unaudited)

	Three Months Ended December 31,			Years Ended December 31,
	2021	2020	% Change	2021	2020	% Change
Clinical(14):
Requisitions (cases) received	159,553	153,170	4.2%	633,451	559,420	13.2%
Number of tests performed	271,760	265,391	2.4%	1,086,768	976,069	11.3%
Average number of tests/requisition	1.70	1.73	(1.7)%	1.72	1.74	(1.1)%

Testing revenue(14)	$104,053	$97,828	6.4%	$402,615	$354,508	13.6%
Average revenue/requisition	$652	$639	2.0%	$636	$634	0.3%
Average revenue/test	$383	$369	3.8%	$370	$363	1.9%

Cost of revenue(14)	$61,739	$52,358	17.9%	$227,196	$199,003	14.2%
Average cost/requisition	$387	$342	13.2%	$359	$356	0.8%
Average cost/test	$227	$197	15.2%	$209	$204	2.5%
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(14) Excludes requisitions, tests, revenue, and costs of revenue for Pharma Services and COVID-19 PCR tests. In addition, cost of revenue for the year ended December 31, 2021 excludes amortization for acquired Inivata developed technology intangible assets.